Exhibit 10.1

ASSIGNMENT OF DEALER MANAGER AGREEMENT

This ASSIGNMENT OF DEALER MANAGER AGREEMENT (this “Agreement”) is made as of this 23rd day of December, 2020 by and between Terra Capital Markets, LLC, a Delaware limited liability company (“Terra Capital Markets”) and Terra Income Fund 6, Inc., a Maryland corporation (“Terra Fund 6”).

W I T N E S S E T H

WHEREAS, Terra Capital Markets and Terra Fund 6 entered into a Second Amended and Restated Dealer Manager Agreement dated September 30, 2017 (the “Dealer Manager Agreement”), with respect to the offering of up to 80,000,000 shares of common stock, $.001 par value per share (collectively, the “Shares”), for issuance through Terra Fund 6’s Distribution Reinvestment Program (the “Offering”), all upon the terms and conditions set forth in the Dealer Manager Agreement, attached hereto as Exhibit A and incorporated herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as set forth below.

1. Assignment and Assumption. Terra Capital Markets hereby assigns to Terra Fund 6 hereby assumes Terra Capital Markets’s rights and obligations under the Dealer Manager Agreement with respect to the Offering, subject to all of Terra Capital Markets’s obligations and liabilities under the Dealer Manager Agreement arising from and after such assignment; provided, however, that any purported assignment by Terra Capital Markets of any of its obligations under the Dealer Manager Agreement which would require Terra Fund 6 to be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, shall be void and of no force and effect.

2. Transition Services. Terra Capital Markets and/or its affiliates shall provide one or more of its employees, such employees to be acceptable to Terra Fund 6, to assist Terra Fund 6 in the transition of any services from Terra Capital Markets to Terra Fund 6 as contemplated herein.

3. Miscellaneous.

3.1 Entire Agreement. This Agreement, together with the form of Soliciting Dealers Agreement, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to choice of law rules.

3.3 Venue. Any action relating to or arising out of this Agreement shall be brought only in the City of New York in the State of New York.

3.4 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

3.5 Successors and Assigns. All provisions of this Agreement shall inure to the benefit of and shall be binding upon the successors-in-interest, assigns, and legal representatives of the parties hereto.

3.6 Counterparts. This Agreement may be executed in counterparts, each of which, when taken together, shall be deemed one fully executed original.

3.7 Severability. If any portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in full force and effect to the fullest extent permissible by law.

IN WITNESS WHEREOF, the parties have executed this Assignment of Dealer Manager Agreement as of the date set forth above.

TERRA INCOME FUND 6, INC., a Maryland corporation

By:	/s/ Gregory Pinkus
Name: Gregory Pinkus
Title: Chief Financial Officer

TERRA CAPITAL MARKETS, LLC, a Delaware limited liability company

By:	/s/ Gregory Pinkus
Name: Gregory Pinkus
Title: Authorized Signatory

EXHIBIT A

Dealer Manager Agreement